UHY Malaysia PLT
202406000040 (LLP0041391-LCA)
Chartered Accountants
Suite 11.05, Level 11
The Gardens South Tower
Mid Valley City
Lingkaran Syed Putra
59200 Kuala Lumpur

Phone +60 3 2279 3088
Fax +60 3 2279 3099
Email uhykl@uhy.com.my
Web www.uhy.com.my

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 6 to the Registration Statement on Form F-1 under the Securities Act of 1933, as amended (File No. 333-284297), of our report dated 23 June 2025, with respect to the financial statements of Antharas Hills Sdn Bhd for the financial years then ended 31 December 2023 and 31 December 2024 and our report dated 21 October 2025 on review of interim financial information for the financial period ended 30 June 2025. We also consent to the reference to our firm under the heading "Experts" in such Registration Statements.

Uhy

UHY Malaysia PLT
202406000040 (LLP0041391-LCA) & AF 1411
Chartered Accountants

Kuala Lumpur, Malaysia
7 November 2025